                                                                    Exhibit 99.1


                                                     REPUBLIC CONTACTS
                                Media Inquiries: Will Flower (954) 769-6392 Investor Inquiries: Tod Holmes (954) 769-2387
                                                     Ed Lang     (954) 769-3591



                         REPUBLIC SERVICES, INC. REPORTS
                   SECOND QUARTER EARNINGS OF $0.34 PER SHARE
               - EARNINGS ARE CONSISTENT WITH CONCENSUS ESTIMATES
                 - COMPANY ON TRACK TO MEET CASH FLOW OBJECTIVES

         FORT LAUDERDALE, FLA., JULY 26, 2000...Republic Services, Inc. (NYSE:
RSG) today reported that for the three months ended June 30, 2000, net income rose to $59.2 million, or $0.34 per share, from $54.5 million, or $0.31 per share, for the comparable period last year. Revenue increased 15% to $533.5 million from $463.8 million for the same period in 1999. Operating income for the three months ended June 30, 2000, increased 13% to $115.9 million, compared to $102.6 million for the same quarter last year.

         For the six months ended June 30, 2000, net income increased to $109.4 million, or $0.62 per share, from $100.4 million, or $0.57 per share, for the comparable period last year. Revenue increased 19% to $1,035.0 million from $871.4 million for the same period in 1999. Operating income for the six months ended June 30, 2000, increased 17% to $217.6 million compared to $186.0 million for the same period last year.

         "We are pleased with the Company's performance in the second quarter," said James E. O'Connor, Chief Executive Officer of Republic Services, Inc. "Based on these results, we believe that we will achieve the upper end of our projected free cash flow range of $100 - $120 million for the year. Capital spending to date is in-line with our expectations and our focus on accounts receivable has helped us further reduce receivable days sales outstanding from 45 days at the start of the year to 43 days at the end of the second quarter."

         Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company's operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.

         Certain statements and information included herein constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied, in or by such forward-looking statements. Such factors include, among other things, whether the Company's estimates and assumptions concerning its selected balance sheet accounts, closure and post-closure costs, available airspace, and projected costs and expenses related to the Company's landfills and property, plant and equipment turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition in the solid waste industry; dependence on acquisitions for growth; the Company's ability to manage growth; compliance with and future changes in environmental regulations; the Company's ability to obtain approval from regulatory agencies in connection with expansions at the Company's landfills; the ability to obtain financing on acceptable terms to finance the Company's operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the Company's dependence on key personnel; general economic conditions; dependence on large, long-term collection contracts; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company's filings with the Securities and Exchange Commission.


                                       ###

                            REPUBLIC SERVICES, INC.
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In millions, except per share data)


                                                  Three Months Ended June 30,          Six Months Ended June 30,
                                                  ---------------------------   ---------------------------------------
                                                                                                              Pro Forma
                                                      2000           1999          2000            1999          1999
                                                    ---------     ---------     ---------       ---------     ---------
Revenue                                             $   533.5     $   463.8     $ 1,035.0       $   871.4     $   871.4

Expenses:
  Cost of operations                                    320.5         278.3         626.6           527.1         527.1
  Depreciation, amortization and depletion               49.2          39.6          95.5            73.0          73.0
  Selling, general and administrative                    47.9          40.7          95.3            80.0          80.0
  AutoNation overhead charges                              --           2.6            --             5.3           5.3
  Other charges                                            --            --            --             4.0            --
                                                    ---------     ---------     ---------       ---------     ---------
Operating income                                        115.9         102.6         217.6           182.0         186.0

Interest expense, net                                   (19.9)        (14.0)        (40.2)          (22.7)        (22.7)
Other income (expense), net                               0.2            --           0.4            (0.1)         (0.1)
                                                    ---------     ---------     ---------       ---------     ---------

Income before income taxes                               96.2          88.6         177.8           159.2         163.2

Provision for income taxes                               37.0          34.1          68.4            61.3          62.8
                                                    ---------     ---------     ---------       ---------     ---------

Net income                                          $    59.2     $    54.5     $   109.4       $    97.9     $   100.4
                                                    =========     =========     =========       =========     =========

Basic and diluted earnings per share                $    0.34     $    0.31     $    0.62       $    0.56     $    0.57
                                                    =========     =========     =========       =========     =========

Weighted average common shares                          175.9         176.5         175.7           176.0         176.0
                                                    =========     =========     =========       =========     =========

Amortization of Goodwill and Other Intangibles      $    10.0     $     7.6     $    19.4       $    14.7     $    14.7
EBITDA                                              $   165.1     $   142.2     $   313.1       $   255.0     $   259.0



Note: The Pro Forma Unaudited Consolidated Statement of Operations for the six months ended June 30, 1999, excludes $4.0 million in Other Charges recorded in the first quarter of fiscal 1999 for costs related to the Company's separation from its former parent company, AutoNation, Inc. Certain amounts in the fiscal 1999 financial statements, as previously reported, have been reclassified to conform to the fiscal 2000 presentation.

                             REPUBLIC SERVICES, INC.

                  SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION

         The following information should be read in conjunction with the Company's audited Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-K as of and for the year ended December 31, 1999. It should also be read in conjunction with the Company's Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-Q as of and for the three months ended March 31, 2000.

CASH FLOW

         The following table reflects certain components of the Company's consolidated statements of cash flows for the three months ended in each of the periods presented (in millions):

                                              June 30,      March 31,     June 30,      March 31,
                                               2000          2000           1999          1999
                                              --------      ---------     --------      ---------

Depreciation, amortization and depletion
   of property and equipment                  $  39.2       $  36.9       $  32.0       $  26.3

Amortization of intangible assets             $  10.0       $   9.4       $   7.6       $   7.1

Capital expenditures                          $ (48.6)      $ (49.2)      $ (81.4)      $ (57.1)


         During December 1999, the Company entered into a $100.0 million operating lease facility established to finance the acquisition of operating equipment (primarily revenue-producing vehicles). At June 30, 2000, $64.2 million was outstanding under the lease facility, of which $20.3 and $7.7 million was added during the three months ended June 30, and March 31, 2000, respectively.

         Capital expenditures include $.8 million and $1.3 million of capitalized interest for the three months ended June 30, 2000 and 1999, respectively, and $.7 million and $1.7 million of capitalized interest for the three months ended March 31, 2000 and 1999, respectively.

         As of June 30, 2000, accounts receivable were $246.8 million, net of allowance for doubtful accounts of $13.8 million, resulting in days sales outstanding of approximately 43 (or 32 days net of deferred revenue).

REVENUE

         The following table reflects total revenue of the Company by revenue source for the three months ended in each of the periods presented (in millions):

                            June 30,    March 31,     June 30,       March 31,
                             2000         2000          1999           1999
                            --------    ---------     --------       ---------
Collection:
   Residential             $ 105.5       $ 100.7       $  93.5       $  83.4
   Commercial                154.4         150.1         132.5         125.3
   Industrial                123.5         114.8         107.5          89.6
   Other                      15.6          15.4          11.9          11.0
                           -------       -------       -------       -------

     Total collection        399.0         381.0         345.4         309.3

Transfer and disposal        155.4         133.7         118.4          90.3
Less: Intercompany           (63.6)        (49.6)        (39.8)        (27.5)
                           -------       -------       -------       -------
   Transfer and
     disposal, net            91.8          84.1          78.6          62.8

Other                         42.7          36.4          39.8          35.5
                           -------       -------       -------       -------
   Total revenue           $ 533.5       $ 501.5       $ 463.8       $ 407.6
                           =======       =======       =======       =======


         The following table reflects the Company's revenue growth for the three months ended in each of the periods presented from the comparable period in the previous year:


                              June 30,   March 31,  June 30,  March 31,
                               2000       2000       1999       1999
                             --------   --------   --------   --------
Price                             2.5%       2.6%       2.2%       2.2%

Volume                            5.3        5.8        6.1        5.9
                             --------   --------   --------   --------

  Total internal growth           7.8        8.4        8.3        8.1

Acquisitions                      7.2       14.7       28.6       26.8
                             --------   --------   --------   --------

  Total revenue growth           15.0%      23.1%      36.9%      34.9%
                             ========   ========   ========   ========
